Exhibit 99.2

Seneca Nation of Indians

President - Barry E. Snyder, Sr.	Treasurer - Maurice A. John
Clerk - Geraldine Huff

12837 ROUTE 438	P.O. BOX 231
IRVING, NEW YORK 14081	SALAMANCA, NEW YORK
14779
Tel. (716) 532-4900
FAX (716) 532-9132
Tel. (716) 945-1790
FAX (716) 945-0150

SENECA NATION OF INDIANS AT THE REGULAR SESSION OF COUNCIL OF THE SENECA NATION OF INDIANS HELD ON NOVEMBER 13, 2004, AT THE G.R. PLUMMER BUILDING ON THE ALLEGANY INDIAN RESERVATION, SALAMANCA, NEW YORK 14779

CN: R-11-13-04-15

EXECUTIVES PRESENT:	PRESIDENT	BARRY E. SNYDER, SR.
	TREASURER	MAURICE A. JOHN
	CLERK	GERALDINE HUFF

REASSERT MANAGEMENT AND FINANCIAL AUTHORITY OVER CLASS II GAMING OPERATIONS/APPROVAL

MOTION:     by Linda Doxtator, seconded by Donald John, that Tribal Council approves the following:

WHEREAS, the operation of the Seneca Nation’s Class II gaming facilities located in the Allegany Territory are currently being operated under the authority of the Nation’s Class III gaming facilities located at the Allegany Territory; and

WHEREAS, the need now arises to restore more direct authority over the Nation’s Class II gaming facilities to the Nation’s Council and Executives.

NOW, THEREFORE, BE IT RESOLVED, that the Class II Management Committee shall not take immediate control of the Class II Facilities, but shall develop policies and procedures governing its operations, such policies and procedures to be submitted to Council for consideration at its Regular Session scheduled for January, 2005;

FURTHER RESOLVED, that all revenues generated by the Nation’s Class II facilities shall not be transferred to the Nation’s Class III gaming facilities but instead shall be transferred directly to the Nation government.

ALL IN FAVOR	MOTION CARRIED

CERTIFICATION

I hereby certify the foregoing extract is a true and correct copy from the minutes of the Regular Session of Council of the Seneca Nation of Indians held on November 13, 2004 on the Allegany Indian Reservation, original of which is on file in the Clerk’s Office of the Seneca Nation of Indians.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused the seal to be affixed at the G.R. Plummer Building on the Allegany Reservation, Salamanca, New York 14779, on the 17th day of November, 2004.

ATTEST:

/s/ Geraldine Huff
Geraldine Huff, Clerk	{SEAL}
SENECA NATION OF INDIANS